11


                                   ITRON, INC.
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                        (Unaudited, shares in thousands)


                                                                      Three months ended               Nine months ended
                                                                         September 30,                   September 30.

Primary Shares (Based on Average Price):                                1997            1996                  1997           1996
                                                                  -----------   -------------          ------------    -----------
Weighted average number of common shares outstanding                  14,470          13,336                13,959         13,274

Dilutive effect of outstanding stock options and warrants                504                                                 835
                                                                  -----------   -------------           ------------    -----------

Primary weighted average shares outstanding                           14,974          13,963                 13,959         14,109
                                                                  ===========   =============           ============    ===========

                                                                       Three months ended                    Nine months ended
                                                                            September 30,                      September 30.

Fully Diluted Shares (Based on Ending Price):                           1997            1996                  1997           1996
                                                                  -----------   -------------           ------------     ----------
Weighted average number of common shares outstanding                  14,470          13,336                13,959         13,274

Dilutive effect of outstanding stock options and warrants                516                                                 835

                                                                  -----------   -------------          ------------     ----------

Fully diluted weighted average shares outstanding                     14,986          13,855                13,959         13,826
                                                                  ===========   =============          ============     ==========